Exhibit 99.1

Contact:    Robert M. Gorman - (804) 523-7828
Executive Vice President / Chief Financial Officer

UNION BANKSHARES REPORTS FIRST QUARTER RESULTS

Richmond, Va., April 24, 2018 - Union Bankshares Corporation (the “Company” or “Union”) (NASDAQ: UBSH) today reported net income of $16.6 million and earnings per share of $0.25 for its first quarter ended March 31, 2018. Net operating earnings(1) were $38.9 million and operating earnings per share(1) were $0.59 for its first quarter ended March 31, 2018; these operating results exclude $22.2 million in after-tax merger-related costs.

The Company's first quarter of 2018 results include the financial results of Xenith Bankshares, Inc. (“Xenith”), which the Company acquired on January 1, 2018.

“Union is off to a strong start to the year as demonstrated by our financial results and the Xenith integration continues to go well,” said John C. Asbury, President and CEO of Union Bankshares Corporation. “With solid loan and deposit growth and meaningful improvements to our profitability metrics, on an operating basis, I believe our first quarter results signal the underlying strength and earnings potential of this uniquely valuable franchise - Virginia’s regional bank.

The ‘new Union’ team is energized and has come together seamlessly. Core systems conversion remains on track to be completed in May and we have a clear line of sight to fully achieve our cost savings target beginning in the fourth quarter of 2018. We remain focused on achieving our 2018 priorities and generating top-tier financial performance for our shareholders.”

Select highlights for the first quarter of 2018 include:

•	Performance metrics linked quarter

◦
Return on Average Assets (“ROA”) was 0.52% compared to 0.66% in the fourth quarter of 2017. The decline was driven by the increased merger-related costs in the first quarter of 2018 compared to the prior quarter. Operating ROA(1) increased to 1.21% compared to 1.00% in the fourth quarter of 2017.

◦
Return on Average Equity (“ROE”) was 3.70% compared to 5.75% in the fourth quarter of 2017. The decline in ROE was related to the increased merger-related costs in the first quarter of 2018 compared to the prior quarter. Operating ROE(1) was 8.64% compared to 8.63% in the fourth quarter of 2017.

◦
Return on Average Tangible Common Equity (“ROTCE”) was 6.40% compared to 8.20% in the fourth quarter of 2017. The decline in ROTCE was related to the increased merger-related costs in the first quarter of 2018 compared to the prior quarter. Operating ROTCE(1) increased to 14.95% compared to 12.32% in the fourth quarter of 2017.

◦
Efficiency ratio increased to 82.5% compared to 66.1% in the fourth quarter of 2017 and the efficiency ratio (FTE) increased to 81.5% compared to 64.2% in the fourth quarter of 2017 driven by the increased merger-related costs in the first quarter of 2018 compared to the prior quarter. Operating efficiency ratio(1) improved to 59.8% compared to 62.1% in the fourth quarter of 2017.

•	Segment results

◦	Net income for the community bank segment was $16.4 million, or $0.25 per share; operating earnings(1) for the community bank segment were $38.7 million, or $0.59 per share.

◦	Net income for the mortgage segment was $208,000 compared to net income of $199,000 and operating earnings(1), which excludes nonrecurring tax expenses, of $329,000 in the fourth quarter of 2017.
(1) For a reconciliation of the non-GAAP operating measures that exclude merger-related costs and/or nonrecurring tax expenses unrelated to the Company’s normal operations, see Alternative Performance Measures (non-GAAP) section of the Key Financial Results.

NET INTEREST INCOME

For the first quarter of 2018, net interest income was $103.7 million, an increase of $30.4 million from the fourth quarter of 2017. Tax-equivalent net interest income was $105.3 million in the first quarter of 2018, an increase of $29.1 million from the fourth quarter of 2017. The increases in both net interest income and tax-equivalent net interest income were primarily the result of a $3.2 billion increase in average interest-earning assets and a $2.6 billion increase in average interest-bearing liabilities from the full quarter impact of the Xenith acquisition. The first quarter net interest margin increased 16 basis points to 3.67% from 3.51% in the previous quarter, while the tax-equivalent net interest margin increased 8 basis points to 3.72% from 3.64% during the same periods. The increase in the net interest margin was principally due to an increase in the yield on earning assets, partially offset by a smaller increase in cost of funds.

The Company’s tax-equivalent net interest margin includes the impact of acquisition accounting fair value adjustments. During the first quarter of 2018, net accretion related to acquisition accounting increased $3.4 million from the prior quarter to $5.6 million for the quarter ended March 31, 2018. The increase was related to the acquisition of Xenith. The fourth quarter of 2017, first quarter of 2018, and the remaining estimated net accretion impact are reflected in the following table (dollars in thousands):

	Loan Accretion	Deposit Accretion	Borrowings Accretion (Amortization)	Total
For the quarter ended December 31, 2017	$2,107	$—	$27	$2,134
For the quarter ended March 31, 2018	4,846	832	(98)	5,580
For the remaining nine months of 2018	10,083	1,722	(408)	11,397
For the years ending (estimated) :
2019	11,145	1,170	(660)	11,655
2020	8,635	284	(734)	8,185
2021	6,776	108	(805)	6,079
2022	4,830	21	(827)	4,024
2023	3,052	—	(850)	2,202
Thereafter	12,020	—	(11,633)	387

ASSET QUALITY/LOAN LOSS PROVISION

Overview
During the first quarter of 2018, the Company experienced increases in nonperforming asset (“NPA”) balances from the prior quarter, primarily related to nonaccrual additions of mortgage and commercial & industrial loans and acquired other real estate owned (“OREO”). At March 31, 2018, NPAs as a percentage of total outstanding loans declined compared to the prior quarter and same quarter the prior year. Past due loan levels as a percentage of total loans held for investment at March 31, 2018 were fairly consistent with past due loan levels at December 31, 2017 and March 31, 2017. Charge-off levels and the loan loss provision decreased from the fourth quarter of 2017.

All nonaccrual and past due loan metrics discussed below exclude purchased credit impaired (“PCI”) loans totaling $102.9 million (net of fair value mark of $21.7 million).

Nonperforming Assets
At March 31, 2018, NPAs totaled $35.2 million, an increase of $6.9 million, or 24.2%, from December 31, 2017 and an increase of $3.3 million, or 10.3%, from March 31, 2017. In addition, NPAs as a percentage of total outstanding loans declined 4 basis points from 0.40% at December 31, 2017 and 13 basis points from 0.49% at March 31, 2017 to 0.36% at March 31, 2018. As the Company's NPAs have been at historic lows over the last several quarters, certain changes from quarter to quarter might stand out in comparison to one another but have no significant impact on the Company's overall asset quality position.

The following table shows a summary of asset quality balances at the quarter ended (dollars in thousands):

	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017
Nonaccrual loans	$25,138	$21,743	$20,122	$24,574	$22,338
Foreclosed properties	8,079	5,253	6,449	6,828	6,951
Former bank premises	2,020	1,383	2,315	2,654	2,654
Total nonperforming assets	$35,237	$28,379	$28,886	$34,056	$31,943

The following table shows the activity in nonaccrual loans for the quarter ended (dollars in thousands):

	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017
Beginning Balance	$21,743	$20,122	$24,574	$22,338	$9,973
Net customer payments	(1,455)	(768)	(4,642)	(1,498)	(1,068)
Additions	5,451	4,335	4,114	5,979	13,557
Charge-offs	(403)	(1,305)	(3,376)	(2,004)	(97)
Loans returning to accruing status	(182)	(448)	—	(134)	(27)
Transfers to OREO	(16)	(193)	(548)	(107)	—
Ending Balance	$25,138	$21,743	$20,122	$24,574	$22,338

The following table shows the activity in OREO for the quarter ended (dollars in thousands):

	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017
Beginning Balance	$6,636	$8,764	$9,482	$9,605	$10,084
Additions of foreclosed property	44	325	621	132	—
Acquisitions of foreclosed property	4,204	—	—	—	—
Acquisitions of former bank premises	1,208	—	—	—	—
Valuation adjustments	(759)	(1,046)	(588)	(19)	(238)
Proceeds from sales	(1,255)	(1,419)	(648)	(272)	(277)
Gains (losses) from sales	21	12	(103)	36	36
Ending Balance	$10,099	$6,636	$8,764	$9,482	$9,605

Past Due Loans
Past due loans still accruing interest totaled $41.6 million, or 0.42% of total loans, at March 31, 2018 compared to $27.8 million, or 0.39% of total loans, at December 31, 2017 and $26.9 million, or 0.41% of total loans, at March 31, 2017. Of the total past due loans still accruing interest, $2.6 million, or 0.03% of total loans, were loans past due 90 days or more at March 31, 2018, compared to $3.5 million, or 0.05% of total loans, at December 31, 2017 and $2.3 million, or 0.04% of total loans, at March 31, 2017.

Net Charge-offs
For the first quarter of 2018, net charge-offs were $1.1 million, or 0.05% of total average loans on an annualized basis, compared to $2.7 million, or 0.15%, for the prior quarter and $788,000, or 0.05%, for the same quarter last year. Of the net charge-offs in the first quarter of 2018, the majority were related to consumer loans.

Provision for Loan Losses
The provision for loan losses for the first quarter of 2018 was $3.5 million, a decrease of $211,000 compared to the previous quarter and an increase of $1.5 million compared to the same quarter in 2017. The decrease in provision from the fourth quarter of 2017 was primarily driven by lower levels of charge-offs partially offset by the impact of loan growth in the current quarter. The increase in the provision for loan losses compared to the first quarter of 2017 was primarily driven by loan growth and higher levels of charge-offs in the first quarter of 2018.

Allowance for Loan Losses (“ALL”)
The ALL increased $2.4 million from December 31, 2017 to $40.6 million at March 31, 2018 primarily due to organic loan growth during the quarter. The ALL as a percentage of the total loan portfolio was 0.41% at March 31, 2018, 0.54% at December 31, 2017, and 0.59% at March 31, 2017. The decline in the allowance ratio was primarily attributable to the acquisition of Xenith. In acquisition accounting, there is no carryover of previously established allowance for loan losses.

The ratio of the ALL to nonaccrual loans was 161.6% at March 31, 2018, compared to 175.7% at December 31, 2017 and 172.0% at March 31, 2017. The current level of the allowance for loan losses reflects specific reserves related to nonperforming loans, current risk ratings on loans, net charge-off activity, loan growth, delinquency trends, and other credit risk factors that the Company considers important in assessing the adequacy of the allowance for loan losses.

NONINTEREST INCOME

Noninterest income increased $5.1 million, or 29.4%, to $22.3 million for the quarter ended March 31, 2018 from $17.2 million in the prior quarter, primarily driven by the acquisition of Xenith. Other operating income includes a gain of $1.4 million related to the sale of the Company's ownership interest in a payments-related company.

Mortgage banking income decreased $77,000, or 3.6%, to $2.0 million in the first quarter of 2018 compared to the fourth quarter of 2017, primarily related to declines in mortgage loan originations offset by unrealized gains on mortgage banking derivatives in the first quarter of 2018 compared to losses in the fourth quarter of 2017. Mortgage loan originations declined by $29.4 million, or 24.1%, in the first quarter of 2018 to $92.5 million from $121.9 million in the fourth quarter of 2017. Of the mortgage loan originations in the first quarter of 2018, 38.5% were refinances compared with 34.4% in the prior quarter.

NONINTEREST EXPENSE

Noninterest expense increased $44.1 million to $104.0 million for the quarter ended March 31, 2018 from $59.9 million in the prior quarter. Excluding merger-related costs of $27.7 million and $1.9 million in the first quarter of 2018 and the fourth quarter of 2017, respectively, operating noninterest expense increased $18.3 million to $76.3 million when compared to the fourth quarter of 2017. The increase in operating noninterest expense was primarily related to the acquisition of Xenith.

INCOME TAXES

On December 22, 2017, the Tax Cuts and Jobs Act (the “Tax Act”) was signed into law. Among other things, the Tax Act permanently reduced the corporate tax rate to 21% from the prior maximum rate of 35%, effective for tax years including or commencing January 1, 2018. As a result of the reduction of the corporate tax rate to 21%, companies are required to revalue their deferred tax assets and liabilities as of the date of enactment, with resulting tax effects accounted for in the fourth quarter of 2017. The Company continues to evaluate the impact on its 2017 tax expense of the revaluation required by the lower corporate tax rate implemented by the Tax Act, which management has estimated to fall between $5.0 million and $8.0 million. During the fourth quarter of 2017, the Company recorded $6.3 million in additional tax expense based on the Company's preliminary analysis of the impact of the Tax Act. The Company's preliminary estimate of the impact of the Tax Act is based on currently available information and interpretation of its provisions. The actual results may differ from the current estimate due to, among other things, further guidance that may be issued by U.S. tax authorities or regulatory bodies and/or changes in interpretations and assumptions that the Company has preliminarily made. The Company's evaluation of the impact of the Tax Act is subject to refinement for up to one year after enactment. No additional adjustments related to the Tax Act were recorded in the first quarter of 2018.

The effective tax rate for the three months ended March 31, 2018 was 10.3%. During the first quarter of 2018, tax benefits related to stock compensation of approximately $1.2 million were recorded in accordance with ASU 2016-09, “Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting.”

BALANCE SHEET

At March 31, 2018, total assets were $13.1 billion, an increase of $3.8 billion from December 31, 2017, reflecting the impact of the Xenith acquisition.

On January 1, 2018 the Company completed its acquisition of Xenith. Below is a summary of the transaction and related impact on the Company's balance sheet.

•	The fair value of assets acquired equaled $3.249 billion, and the fair value of liabilities assumed equaled $2.868 billion.

•	Loans held for investment acquired totaled $2.507 billion with a fair value of $2.459 billion.

•	Total deposits assumed totaled $2.546 billion with a fair value of $2.550 billion.

•	Total goodwill arising from the transaction equaled $419.6 million.

•	Core deposit intangibles acquired totaled $38.5 million.

Fair values are preliminary and subject to refinement for up to one year after the closing date of the acquisition, in accordance with ASC 805, Business Combinations. Xenith's 12/31/17 balance sheet can be found at the end of this release.

At March 31, 2018, loans held for investment (net of deferred fees and costs) were $9.8 billion, an increase of $2.7 billion, or 37.3%, from December 31, 2017, while average loans increased $2.7 billion, or 39.0%, from the prior quarter. Loans held for investment increased $3.3 billion, or 49.6%, from March 31, 2017, while average loans increased $3.3 billion, or 51.6%, from the prior year.

At March 31, 2018, total deposits were $9.7 billion, an increase of $2.7 billion, or 38.4%, from December 31, 2017, while average deposits increased $2.5 billion, or 36.1%, from the prior quarter. Total deposits grew $3.1 billion, or 46.3%, from March 31, 2017, while average deposits increased $3.1 billion, or 47.7%, from the prior year.

The following table shows the Company's regulatory capital ratios at the quarters ended:

	March 31,	December 31,	March 31,
	2018	2017	2017
Common equity Tier 1 capital ratio (1)	9.03%	9.04%	9.55%
Tier 1 capital ratio (1)	10.19%	10.14%	10.77%
Total capital ratio (1)	11.97%	12.43%	13.30%
Leverage ratio (Tier 1 capital to average assets) (1)	9.32%	9.42%	9.79%
Common equity to total assets	13.93%	11.23%	11.71%
Tangible common equity to tangible assets (2)	8.59%	8.14%	8.36%

(1) All ratios at March 31, 2018 are estimates and subject to change pending the Company’s filing of its FR Y9-C. All other periods are presented as filed.
(2) For a reconciliation of this non-GAAP financial measure, see Alternative Performance Measures (non-GAAP) section of the Key Financial Results.

During the first quarter of 2018, the Company declared and paid cash dividends of $0.21 per common share, consistent with the fourth quarter of 2017 and an increase of $0.01, or 5.0%, compared to the first quarter of 2017.

ABOUT UNION BANKSHARES CORPORATION

Headquartered in Richmond, Virginia, Union Bankshares Corporation (NASDAQ: UBSH) is the holding company for Union Bank & Trust, which has 150 branches, 39 of which are operated as Xenith Bank, a division of Union Bank & Trust of Richmond, Virginia, and approximately 216 ATMs located throughout Virginia and in portions of Maryland and North Carolina. Union Bank & Trust also operates Shore Premier Finance, a specialty marine lender. Non-bank affiliates of the holding company include: Union Mortgage Group, Inc., which provides a full line of mortgage products, Old Dominion Capital Management, Inc. and Dixon, Hubard, Feinour, & Brown, Inc., which both provide investment advisory services, and Union Insurance Group, LLC, which offers various lines of insurance products.

Union Bankshares Corporation will hold a conference call on Tuesday, April 24th, at 9:00 a.m. Eastern Time during which management will review earnings and performance trends. Callers wishing to participate may call toll-free by dialing (877) 668-4908; international callers wishing to participate may do so by dialing (973) 453-3058. The conference ID number is 4278718.

NON-GAAP MEASURES
In reporting the results of the quarter ended March 31, 2018, the Company has provided supplemental performance measures on a tax-equivalent, tangible, or operating basis. These measures are a supplement to GAAP used to prepare the Company’s financial statements and should not be considered in isolation or as a substitute for comparable measures calculated in accordance with GAAP. In addition, the Company’s non-GAAP measures may not be comparable to non-GAAP measures of other companies.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about future events or results or otherwise are not statements of historical fact, are based on certain assumptions as of the time they are made, and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified.  Such statements are often characterized by the use of qualified words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “potential,” or words of similar meaning or other statements concerning opinions or judgment of the Company and its management about future events.  Although the Company believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance, or achievements of the Company will not differ materially from any projected future results, performance, or achievements expressed or implied by such forward-looking statements.  Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to, the effects of or changes in:

•
the possibility that any of the anticipated benefits of the Merger with Xenith will not be realized or will not be realized within the expected time period, the businesses of the Company and Xenith may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected, the expected revenue synergies and cost savings from the Merger may not be fully realized or realized within the expected time frame, revenues following the Merger may be lower than expected, or customer and employee relationships and business operations may be disrupted by the Merger,

•	changes in interest rates,

•	general economic and financial market conditions,

•	the Company’s ability to manage its growth or implement its growth strategy,

•	the incremental cost and/or decreased revenues associated with exceeding $10 billion in assets,

•	levels of unemployment in the Bank’s lending area,

•	real estate values in the Bank’s lending area,

•	an insufficient allowance for loan losses,

•	the quality or composition of the loan or investment portfolios,

•	concentrations of loans secured by real estate, particularly commercial real estate,

•	the effectiveness of the Company’s credit processes and management of the Company’s credit risk,

•	demand for loan products and financial services in the Company’s market area,

•	the Company’s ability to compete in the market for financial services,

•	technological risks and developments, and cyber attacks or events,

•	performance by the Company’s counterparties or vendors,

•	deposit flows,

•	the availability of financing and the terms thereof,

•	the level of prepayments on loans and mortgage-backed securities,

•	legislative or regulatory changes and requirements,

•	the impact of the Tax Act, including, but not limited to, the effect of the lower corporate tax rate, including on the valuation of the Company's tax assets and liabilities,

•	any future refinements to the Company's preliminary analysis of the impact of the Tax Act on the Company,

•	changes in the effect of the Tax Act due to issuance of interpretive regulatory guidance or enactment of corrective or supplement legislation,

•	monetary and fiscal policies of the U.S. government including policies of the U.S. Department of the Treasury and the Board of Governors of the Federal Reserve System, and

•	accounting principles and guidelines.

More information on risk factors that could affect the Company’s forward-looking statements is available on the Company’s website, http://investors.bankatunion.com or the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and other reports filed with the Securities and Exchange Commission. The information on the Company’s website is not a part of this press release. All risk factors and uncertainties described in those documents should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not intend or assume any obligation to update or revise any forward-looking statements that may be made from time to time by or on behalf of the Company.

UNION BANKSHARES CORPORATION AND SUBSIDIARIES
KEY FINANCIAL RESULTS
(Dollars in thousands, except share data)
(FTE - "Fully Taxable Equivalent")
	As of & For Three Months Ended
	3/31/18	12/31/17	3/31/17
Results of Operations	(unaudited)	(unaudited)	(unaudited)
Interest and dividend income	$124,654	$87,482	$76,640
Interest expense	20,907	14,090	10,073
Net interest income	103,747	73,392	66,567
Provision for credit losses	3,500	3,411	2,122
Net interest income after provision for credit losses	100,247	69,981	64,445
Noninterest income	22,309	17,243	18,839
Noninterest expenses	104,008	59,944	57,395
Income before income taxes	18,548	27,280	25,889
Income tax expense	1,909	12,095	6,765
Net income	$16,639	$15,185	$19,124

Interest earned on earning assets (FTE) (1)	$126,217	$90,263	$79,180
Net interest income (FTE) (1)	105,310	76,173	69,107

Net income - community bank segment	$16,431	$14,986	$19,120
Net income - mortgage segment	208	199	4

Key Ratios
Earnings per common share, diluted	$0.25	$0.35	$0.44
Return on average assets (ROA)	0.52%	0.66%	0.92%
Return on average equity (ROE)	3.70%	5.75%	7.68%
Return on average tangible common equity (ROTCE) (2)	6.40%	8.20%	11.20%
Efficiency ratio	82.51%	66.14%	67.20%
Efficiency ratio (FTE) (1)	81.50%	64.17%	65.26%
Net interest margin	3.67%	3.51%	3.52%
Net interest margin (FTE) (1)	3.72%	3.64%	3.66%
Yields on earning assets (FTE) (1)	4.46%	4.32%	4.19%
Cost of interest-bearing liabilities (FTE) (1)	0.93%	0.87%	0.68%
Cost of funds (FTE) (1)	0.74%	0.68%	0.53%

Operating Measures (3)
Net operating earnings	$38,875	$22,821	$19,124
Operating earnings per share, diluted	$0.59	$0.52	$0.44
Operating ROA	1.21%	1.00%	0.92%
Operating ROE	8.64%	8.63%	7.68%
Operating ROTCE	14.95%	12.32%	11.20%
Operating efficiency ratio (FTE) (1)	59.79%	62.12%	65.26%
Community bank segment net operating earnings	$38,667	$22,492	$19,120
Community bank segment operating earnings per share, diluted	$0.59	$0.51	$0.44
Mortgage segment net operating earnings	$208	$329	$4

Per Share Data
Earnings per common share, basic	$0.25	$0.35	$0.44
Earnings per common share, diluted	0.25	0.35	0.44
Cash dividends paid per common share	0.21	0.21	0.20
Market value per share	36.71	36.17	35.18
Book value per common share	27.87	24.10	23.44
Tangible book value per common share (2)	16.14	16.88	16.12
Price to earnings ratio, diluted	36.21	26.05	19.71
Price to book value per common share ratio	1.32	1.50	1.50
Price to tangible book value per common share ratio (2)	2.27	2.14	2.18
Weighted average common shares outstanding, basic	65,554,630	43,740,001	43,654,498
Weighted average common shares outstanding, diluted	65,636,262	43,816,018	43,725,923
Common shares outstanding at end of period	65,895,421	43,743,318	43,679,947

	As of & For Three Months Ended
	3/31/18	12/31/17	3/31/17
Capital Ratios	(unaudited)	(unaudited)	(unaudited)
Common equity Tier 1 capital ratio (4)	9.03%	9.04%	9.55%
Tier 1 capital ratio (4)	10.19%	10.14%	10.77%
Total capital ratio (4)	11.97%	12.43%	13.30%
Leverage ratio (Tier 1 capital to average assets) (4)	9.32%	9.42%	9.79%
Common equity to total assets	13.93%	11.23%	11.71%
Tangible common equity to tangible assets (2)	8.59%	8.14%	8.36%

Financial Condition
Assets	$13,143,318	$9,315,179	$8,669,920
Loans held for investment	9,805,723	7,141,552	6,554,046
Earning Assets	11,595,325	8,513,145	7,859,563
Goodwill	718,132	298,528	298,191
Amortizable intangibles, net	50,092	14,803	18,965
Deposits	9,677,955	6,991,718	6,614,195
Stockholders' equity	1,831,077	1,046,329	1,015,631
Tangible common equity (2)	1,062,853	732,998	698,475

Loans held for investment, net of deferred fees and costs
Construction and land development	$1,249,196	$948,791	$770,287
Commercial real estate - owner occupied	1,279,155	943,933	870,559
Commercial real estate - non-owner occupied	2,230,463	1,713,659	1,631,767
Multifamily real estate	547,520	357,079	353,769
Commercial & Industrial	1,125,733	612,023	576,567
Residential 1-4 Family - commercial	714,660	612,395	580,568
Residential 1-4 Family - mortgage	604,354	485,690	476,871
Auto	288,089	282,474	271,466
HELOC	642,084	537,521	527,863
Consumer	839,699	410,089	342,134
Other Commercial	284,770	237,898	152,195
Total loans held for investment	$9,805,723	$7,141,552	$6,554,046

Deposits
NOW accounts	$2,185,562	$1,929,416	$1,792,531
Money market accounts	2,692,662	1,685,174	1,499,585
Savings accounts	654,931	546,274	602,851
Time deposits of $100,000 and over	819,056	624,112	555,431
Other time deposits	1,268,319	704,534	672,998
Total interest-bearing deposits	$7,620,530	$5,489,510	$5,123,396
Demand deposits	2,057,425	1,502,208	1,490,799
Total deposits	$9,677,955	$6,991,718	$6,614,195

Averages
Assets	$13,013,598	$9,085,211	$8,465,517
Loans held for investment	9,680,195	6,962,299	6,383,905
Loans held for sale	28,709	31,448	27,359
Securities	1,567,269	1,238,663	1,207,768
Earning assets	11,475,099	8,293,366	7,660,937
Deposits	9,463,697	6,955,949	6,407,281
Certificates of deposit	2,085,930	1,335,357	1,211,064
Interest-bearing deposits	7,489,893	5,435,705	5,013,315
Borrowings	1,614,691	1,022,307	986,645
Interest-bearing liabilities	9,104,584	6,458,012	5,999,960
Stockholders' equity	1,824,588	1,048,632	1,010,318
Tangible common equity (2)	1,054,798	734,847	692,384

	As of & For Three Months Ended
	3/31/18	12/31/17	3/31/17
Asset Quality	(unaudited)	(unaudited)	(unaudited)
Allowance for Loan Losses (ALL)
Beginning balance	$38,208	$37,162	$37,192
Add: Recoveries	1,480	696	845
Less: Charge-offs	2,559	3,361	1,633
Add: Provision for loan losses	3,500	3,711	2,010
Ending balance	$40,629	$38,208	$38,414

ALL / total outstanding loans	0.41%	0.54%	0.59%
Net charge-offs / total average loans	0.05%	0.15%	0.05%
Provision / total average loans	0.15%	0.21%	0.13%

Total PCI Loans	$102,861	$39,021	$57,770
Remaining fair value mark on purchased performing loans	44,766	13,726	16,121

Nonperforming Assets
Construction and land development	$6,391	$5,610	$6,545
Commercial real estate - owner occupied	2,539	2,708	1,298
Commercial real estate - non-owner occupied	2,089	2,992	2,798
Commercial & Industrial	1,969	316	3,245
Residential 1-4 Family	9,441	7,354	5,856
Auto	394	413	393
HELOC	2,072	2,075	1,902
Consumer and all other	243	275	301
Nonaccrual loans	$25,138	$21,743	$22,338
Other real estate owned	10,099	6,636	9,605
Total nonperforming assets (NPAs)	$35,237	$28,379	$31,943
Construction and land development	$322	$1,340	$16
Commercial real estate - owner occupied	—	—	93
Commercial real estate - non-owner occupied	—	194	711
Commercial & Industrial	200	214	—
Residential 1-4 Family	1,261	1,125	686
Auto	170	40	11
HELOC	306	217	680
Consumer and all other	371	402	126
Loans ≥ 90 days and still accruing	$2,630	$3,532	$2,323
Total NPAs and loans ≥ 90 days	$37,867	$31,911	$34,266
NPAs / total outstanding loans	0.36%	0.40%	0.49%
NPAs / total assets	0.27%	0.30%	0.37%
ALL / nonaccrual loans	161.62%	175.73%	171.97%
ALL / nonperforming assets	115.30%	134.63%	120.26%

Past Due Detail
Construction and land development	$403	$1,248	$630
Commercial real estate - owner occupied	4,985	444	878
Commercial real estate - non-owner occupied	1,867	187	1,487
Commercial & Industrial	2,608	1,147	453
Residential 1-4 Family	9,917	5,520	11,615
Auto	2,167	3,541	1,534
HELOC	3,564	2,382	1,490
Consumer and all other	4,179	2,404	1,766
Loans 30-59 days past due	$29,690	$16,873	$19,853

	As of & For Three Months Ended
	3/31/18	12/31/17	3/31/17
Past Due Detail cont'd	(unaudited)	(unaudited)	(unaudited)
Construction and land development	$1,291	$898	$376
Commercial real estate - owner occupied	777	81	—
Commercial real estate - non-owner occupied	—	84	—
Commercial & Industrial	1,254	109	126
Residential 1-4 Family	2,357	3,241	2,104
Auto	193	185	250
HELOC	1,346	717	365
Consumer and all other	2,074	2,052	1,460
Loans 60-89 days past due	$9,292	$7,367	$4,681

Troubled Debt Restructurings
Performing	$13,292	$14,553	$14,325
Nonperforming	4,284	2,849	4,399
Total troubled debt restructurings	$17,576	$17,402	$18,724

Alternative Performance Measures (non-GAAP)
Net interest income (FTE)
Net interest income (GAAP)	$103,747	$73,392	$66,567
FTE adjustment	1,563	2,781	2,540
Net interest income (FTE) (non-GAAP) (1)	$105,310	$76,173	$69,107
Average earning assets	11,475,099	8,293,366	7,660,937
Net interest margin	3.67%	3.51%	3.52%
Net interest margin (FTE) (1)	3.72%	3.64%	3.66%

Tangible Assets
Ending assets (GAAP)	$13,143,318	$9,315,179	$8,669,920
Less: Ending goodwill	718,132	298,528	298,191
Less: Ending amortizable intangibles	50,092	14,803	18,965
Ending tangible assets (non-GAAP)	$12,375,094	$9,001,848	$8,352,764

Tangible Common Equity (2)
Ending equity (GAAP)	$1,831,077	$1,046,329	$1,015,631
Less: Ending goodwill	718,132	298,528	298,191
Less: Ending amortizable intangibles	50,092	14,803	18,965
Ending tangible common equity (non-GAAP)	$1,062,853	$732,998	$698,475

Average equity (GAAP)	$1,824,588	$1,048,632	$1,010,318
Less: Average goodwill	718,132	298,385	298,191
Less: Average amortizable intangibles	51,658	15,400	19,743
Average tangible common equity (non-GAAP)	$1,054,798	$734,847	$692,384

Operating Measures (3)
Net income (GAAP)	$16,639	$15,185	$19,124
Plus: Merger-related costs, net of tax	22,236	1,386	—
Plus: Nonrecurring tax expenses	—	6,250	—
Net operating earnings (non-GAAP)	$38,875	$22,821	$19,124

Noninterest expense (GAAP)	$104,008	$59,944	$57,395
Less: Merger-related costs	27,712	1,917	—
Operating noninterest expense (non-GAAP)	$76,296	$58,027	$57,395

Net interest income (FTE) (non-GAAP) (1)	$105,310	$76,173	$69,107
Noninterest income (GAAP)	22,309	17,243	18,839

Efficiency ratio	82.51%	66.14%	67.20%
Efficiency ratio (FTE) (1)	81.50%	64.17%	65.26%
Operating efficiency ratio (FTE)	59.79%	62.12%	65.26%

	As of & For Three Months Ended
	3/31/18	12/31/17	3/31/17
Alternative Performance Measures (non-GAAP) cont'd	(unaudited)	(unaudited)	(unaudited)
Operating Measures cont'd (3)
Community bank segment net income (GAAP)	$16,431	$14,986	$19,120
Plus: Merger-related costs, net of tax	22,236	1,386	—
Plus: Nonrecurring tax expenses	—	6,120	—
Community bank segment net operating earnings (non-GAAP)	$38,667	$22,492	$19,120

Community bank segment earnings per share, diluted (GAAP)	$0.25	$0.34	$0.44
Community bank segment operating earnings per share, diluted (non-GAAP)	0.59	0.51	0.44

Mortgage segment net income (GAAP)	$208	$199	$4
Plus: Nonrecurring tax expenses	—	130	—
Mortgage segment net operating earnings (non-GAAP)	$208	$329	$4

Mortgage Origination Volume
Refinance Volume	$35,599	$41,889	$34,331
Construction Volume	13,867	20,186	22,669
Purchase Volume	43,082	59,840	43,216
Total Mortgage loan originations	$92,548	$121,915	$100,216
% of originations that are refinances	38.5%	34.4%	34.3%

Other Data
End of period full-time employees	1,824	1,419	1,412
Number of full-service branches	150	111	113
Number of full automatic transaction machines ("ATMs")	216	176	184

(1) Net interest income (FTE), which is used in computing net interest margin (FTE) and efficiency ratio (FTE), provides valuable additional insight into the net interest margin and the efficiency ratio by adjusting for differences in tax treatment of interest income sources. The entire FTE adjustment is attributable to interest income on earning assets, which is used in computing yield on earning assets. Interest expense and the related cost of interest-bearing liabilities and cost of funds ratios are not affected by the FTE components.

(2) Tangible common equity is used in the calculation of certain profitability, capital, and per share ratios. The Company believes tangible common equity and the related ratios are meaningful measures of capital adequacy because they provide a meaningful base for period-to-period and company-to-company comparisons, which the Company believes will assist investors in assessing the capital of the Company and its ability to absorb potential losses.

(3) Operating measures exclude merger-related costs and nonrecurring tax expenses unrelated to the Company’s normal operations. Such costs were not incurred during the first quarter of 2017; thus each of these operating measures is equivalent to the corresponding GAAP financial measure for the three months ended March 31, 2017. The Company believes these measures are useful to investors as they exclude certain costs resulting from acquisition activity and allow investors to more clearly see the combined economic results of the organization's operations.

(4) All ratios at March 31, 2018 are estimates and subject to change pending the Company’s filing of its FR Y9-C. All other periods are presented as filed.

UNION BANKSHARES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share data)
	March 31,	December 31,	March 31,
	2018	2017	2017
ASSETS	(unaudited)	(audited)	(unaudited)
Cash and cash equivalents:
Cash and due from banks	$137,761	$117,586	$120,216
Interest-bearing deposits in other banks	196,456	81,291	62,656
Federal funds sold	8,246	496	947
Total cash and cash equivalents	342,463	199,373	183,819
Securities available for sale, at fair value	1,253,179	974,222	953,058
Securities held to maturity, at carrying value	198,733	199,639	203,478
Restricted stock, at cost	105,261	75,283	65,402
Loans held for sale, at fair value	27,727	40,662	19,976
Loans held for investment, net of deferred fees and costs	9,805,723	7,141,552	6,554,046
Less allowance for loan losses	40,629	38,208	38,414
Net loans held for investment	9,765,094	7,103,344	6,515,632
Premises and equipment, net	163,076	119,981	122,512
Other real estate owned, net of valuation allowance	10,099	6,636	9,605
Goodwill	718,132	298,528	298,191
Amortizable intangibles, net	50,092	14,803	18,965
Bank owned life insurance	258,381	182,854	178,774
Other assets	251,081	99,854	100,508
Total assets	$13,143,318	$9,315,179	$8,669,920
LIABILITIES
Noninterest-bearing demand deposits	$2,057,425	$1,502,208	$1,490,799
Interest-bearing deposits	7,620,530	5,489,510	5,123,396
Total deposits	9,677,955	6,991,718	6,614,195
Securities sold under agreements to repurchase	31,593	49,152	44,587
Other short-term borrowings	1,022,000	745,000	522,500
Long-term borrowings	481,433	425,262	413,779
Other liabilities	99,260	57,718	59,228
Total liabilities	11,312,241	8,268,850	7,654,289
Commitments and contingencies
STOCKHOLDERS' EQUITY
Common stock, $1.33 par value, shares authorized 100,000,000; issued and outstanding, 65,895,421 shares, 43,743,318 shares, and 43,679,947 shares, respectively.	87,091	57,744	57,629
Additional paid-in capital	1,373,997	610,001	606,078
Retained earnings	382,299	379,468	352,335
Accumulated other comprehensive income (loss)	(12,310)	(884)	(411)
Total stockholders' equity	1,831,077	1,046,329	1,015,631
Total liabilities and stockholders' equity	$13,143,318	$9,315,179	$8,669,920

UNION BANKSHARES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except share data)
	Three Months Ended
	March 31,	December 31,	March 31,
	2018	2017	2017
Interest and dividend income:	(unaudited)	(unaudited)	(unaudited)
Interest and fees on loans	$112,927	$78,501	$68,084
Interest on deposits in other banks	647	172	71
Interest and dividends on securities:
Taxable	7,072	5,225	4,923
Nontaxable	4,008	3,584	3,562
Total interest and dividend income	124,654	87,482	76,640
Interest expense:
Interest on deposits	11,212	7,696	5,077
Interest on short-term borrowings	4,249	1,814	950
Interest on long-term borrowings	5,446	4,580	4,046
Total interest expense	20,907	14,090	10,073
Net interest income	103,747	73,392	66,567
Provision for credit losses	3,500	3,411	2,122
Net interest income after provision for credit losses	100,247	69,981	64,445
Noninterest income:
Service charges on deposit accounts	5,894	4,925	4,516
Other service charges and fees	1,233	1,202	1,139
Interchange fees, net	4,489	3,769	3,582
Fiduciary and asset management fees	3,056	2,933	2,794
Mortgage banking income, net	2,041	2,118	2,025
Gains on securities transactions, net	213	18	481
Bank owned life insurance income	1,667	1,306	2,125
Loan-related interest rate swap fees	718	424	1,180
Other operating income	2,998	548	997
Total noninterest income	22,309	17,243	18,839
Noninterest expenses:
Salaries and benefits	42,329	29,723	32,168
Occupancy expenses	6,310	5,034	4,903
Furniture and equipment expenses	3,033	2,621	2,603
Printing, postage, and supplies	1,073	1,252	1,150
Communications expense	1,097	740	910
Technology and data processing	4,649	4,426	3,900
Professional services	2,597	2,190	1,658
Marketing and advertising expense	1,443	1,876	1,740
FDIC assessment premiums and other insurance	2,185	1,255	706
Other taxes	2,886	2,022	2,022
Loan-related expenses	1,471	1,369	1,329
OREO and credit-related expenses	1,532	1,741	541
Amortization of intangible assets	3,181	1,427	1,637
Training and other personnel costs	1,027	1,034	969
Merger-related costs	27,712	1,917	—
Other expenses	1,483	1,317	1,159
Total noninterest expenses	104,008	59,944	57,395
Income before income taxes	18,548	27,280	25,889
Income tax expense	1,909	12,095	6,765
Net income	$16,639	$15,185	$19,124
Basic earnings per common share	$0.25	$0.35	$0.44
Diluted earnings per common share	$0.25	$0.35	$0.44

UNION BANKSHARES CORPORATION AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
(Dollars in thousands)
	Community Bank	Mortgage	Eliminations	Consolidated
Three Months Ended March 31, 2018 (unaudited)
Net interest income	$103,314	$433	$—	$103,747
Provision for credit losses	3,524	(24)	—	3,500
Net interest income after provision for credit losses	99,790	457	—	100,247
Noninterest income	20,157	2,278	(126)	22,309
Noninterest expenses	101,669	2,465	(126)	104,008
Income before income taxes	18,278	270	—	18,548
Income tax expense	1,847	62	—	1,909
Net income	16,431	208	—	16,639
Plus: Merger-related costs, net of tax	22,236	—	—	22,236
Net operating earnings (non-GAAP)	$38,667	$208	$—	$38,875
Total assets	$13,134,342	$100,587	$(91,611)	$13,143,318
Three Months Ended December 31, 2017 (unaudited)
Net interest income	$72,936	$456	$—	$73,392
Provision for credit losses	3,458	(47)	—	3,411
Net interest income after provision for credit losses	69,478	503	—	69,981
Noninterest income	15,040	2,329	(126)	17,243
Noninterest expenses	57,722	2,348	(126)	59,944
Income before income taxes	26,796	484	—	27,280
Income tax expense	11,810	285	—	12,095
Net income	14,986	199	—	15,185
Plus: Merger-related costs, net of tax	1,386	—	—	1,386
Plus: Nonrecurring tax expenses	6,120	130	—	6,250
Net operating earnings (non-GAAP)	$22,492	$329	$—	$22,821
Total assets	$9,305,660	$111,845	$(102,326)	$9,315,179
Three Months Ended March 31, 2017 (unaudited)
Net interest income	$66,234	$333	$—	$66,567
Provision for credit losses	2,104	18	—	2,122
Net interest income after provision for credit losses	64,130	315	—	64,445
Noninterest income	16,757	2,223	(141)	18,839
Noninterest expenses	55,014	2,522	(141)	57,395
Income before income taxes	25,873	16	—	25,889
Income tax expense	6,753	12	—	6,765
Net income	$19,120	$4	$—	$19,124
Total assets	$8,660,987	$76,818	$(67,885)	$8,669,920

AVERAGE BALANCES, INCOME AND EXPENSES, YIELDS AND RATES (TAXABLE EQUIVALENT BASIS)
	For the Quarter Ended
	March 31, 2018			December 31, 2017
	Average Balance	Interest Income / Expense (1)	Yield / Rate (1)(2)	Average Balance	Interest Income / Expense (1)	Yield / Rate (1)(2)
Assets:	(unaudited)			(unaudited)
Securities:
Taxable	$1,020,691	$7,072	2.81%	$758,189	$5,225	2.73%
Tax-exempt	546,578	5,073	3.76%	480,474	5,513	4.55%
Total securities	1,567,269	12,145	3.14%	1,238,663	10,738	3.44%
Loans, net (3) (4)	9,680,195	113,135	4.74%	6,962,299	79,048	4.50%
Other earning assets	227,635	937	1.67%	92,404	477	2.05%
Total earning assets	11,475,099	$126,217	4.46%	8,293,366	$90,263	4.32%
Allowance for loan losses	(39,847)			(37,449)
Total non-earning assets	1,578,346			829,294
Total assets	$13,013,598			$9,085,211

Liabilities and Stockholders' Equity:
Interest-bearing deposits:
Transaction and money market accounts	$4,759,523	$5,555	0.47%	$3,551,759	$3,703	0.41%
Regular savings	644,440	212	0.13%	548,589	150	0.11%
Time deposits (5)	2,085,930	5,445	1.06%	1,335,357	3,843	1.14%
Total interest-bearing deposits	7,489,893	11,212	0.61%	5,435,705	7,696	0.56%
Other borrowings (6)	1,614,691	9,695	2.44%	1,022,307	6,394	2.48%
Total interest-bearing liabilities	9,104,584	20,907	0.93%	6,458,012	14,090	0.87%

Noninterest-bearing liabilities:
Demand deposits	1,973,804			1,520,244
Other liabilities	110,622			58,323
Total liabilities	11,189,010			8,036,579
Stockholders' equity	1,824,588			1,048,632
Total liabilities and stockholders' equity	$13,013,598			$9,085,211

Net interest income		$105,310			$76,173

Interest rate spread			3.53%			3.45%
Cost of funds			0.74%			0.68%
Net interest margin			3.72%			3.64%

(1) Income and yields are reported on a taxable equivalent basis using the statutory federal corporate tax rate of 21% for the three months ended March 31, 2018 and 35% for the three months ended December 31, 2017.

(2) Rates and yields are annualized and calculated from actual, not rounded, amounts in thousands, which appear above.
(3) Nonaccrual loans are included in average loans outstanding.
(4) Interest income on loans includes $4.8 million and $2.1 million for the three months ended March 31, 2018 and December 31, 2017, respectively, in accretion of the fair market value adjustments related to acquisitions.

(5) Interest expense on time deposits includes $832,000 and $0 for the three months ended March 31, 2018 and December 31, 2017, respectively, in accretion of the fair market value adjustments related to acquisitions.

(6) Interest expense on borrowings includes $98,000 and ($27,000) for the three months ended March 31, 2018 and December 31, 2017, respectively, in amortization (accretion) of the fair market value adjustments related to acquisitions.

XENITH BANKSHARES, INC.
CONSOLIDATED BALANCE SHEET
As of December 31, 2017
(Dollars in thousands)

ASSETS	(Audited)
Cash and cash equivalents	$174,218
Securities available for sale, at fair value	295,782
Restricted stock, at cost	27,569

Loans held for investment, net of deferred fees and costs	2,506,589
Less allowance for loan losses	16,829
Net loans held for investment	2,489,760

Premises and equipment, net	54,633
Other real estate owned, net of valuation allowance	4,214
Goodwill	26,931
Amortizable intangibles, net	3,261
Bank owned life insurance	73,853
Other assets	120,505
Total assets	$3,270,726

LIABILITIES
Noninterest-bearing demand deposits	$511,371
Interest-bearing deposits	2,034,176
Total deposits	2,545,547

Other short-term borrowings	235,000
Long-term borrowings	39,331
Other liabilities	21,107
Total liabilities	2,840,985

STOCKHOLDERS' EQUITY
Common stock	234
Surplus	713,630
Retained earnings (deficit)	(282,073)
Accumulated other comprehensive income (loss)	(2,050)
Total stockholders' equity	429,741

Total liabilities and stockholders' equity	$3,270,726